SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):   March 28, 2008
iROBOT CORPORATION

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-51598	77-0259335

(Commission File Number)	(IRS Employer Identification No.)

63 South Avenue, Burlington, Massachusetts	01803

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:   (781) 345-0200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01 Regulation FD Disclosure.
SIGNATURES

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 28, 2008, the Compensation Committee of the Board of Directors of iRobot Corporation (the “Company”) approved the Senior Executive Incentive Compensation Plan (the “Incentive Plan”) for, among others, the Company’s principal executive officer, principal financial officer and named executive officers. The Incentive Plan provides for target bonus amounts based upon the attainment of performance targets that are established by the Compensation Committee and relate to financial and operational metrics with respect to the Company or any of its subsidiaries, including, but not limited to, the following: revenue, earnings per share, EBITDA and specific strategic milestones. Additionally, the Incentive Plan provides that each executive eligible to receive a bonus under the Incentive Plan shall have a targeted bonus opportunity for each performance period, and that the maximum bonus payable under the Incentive Plan is 200% of such executive’s bonus opportunity. Pursuant to the Incentive Plan, performance goals will be measured at the end of each fiscal year following the release of the Company’s financial reports, and bonus amounts, if any, will be paid within thirty (30) days thereafter, but not later than March 15.
Item 7.01    Regulation FD Disclosure.
     On March 14, 2008, Colin Angle, Chief Executive Officer of the Company, entered into trading plans for himself and his family trust (the “Trading Plans”) adopted pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policy governing transactions in its securities. Under the Trading Plans, Mr. Angle relinquishes control over the transactions once the Trading Plans are put into place. Accordingly, sales under the Trading Plans may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving the Company. Pursuant to the Trading Plans, an aggregate of 187,000 shares of common stock may be sold over a one-year period. Such sales would represent approximately 9.6% of the common stock beneficially owned by Mr. Angle and the common stock underlying Mr. Angle’s stock options and restricted stock units.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iROBOT CORPORATION
April 1, 2008	By:	/s/ Glen D. Weinstein
Glen D. Weinstein
General Counsel and Secretary